THOMPSON COBURN LLP
                                One US Bank Plaza
                               St. Louis, MO 63101
                                 (314) 552-6295


November 6, 2003

VIA EDGAR
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549



Re:   MATTERHORN GROWTH FUND, INC., FILE NOS. 811-03054 AND 002-67610


Dear Sir or Madam:

           Matterhorn Growth Fund, Inc., a Maryland corporation (the "Fund"), is an open-end management investment company registered under the Investment Company Act of 1940, as amended, and the Securities Act of 1933, as amended ("Securities Act"). We understand that the Fund is about to file post-effective amendment number 26 to its registration statement pursuant to Rule 485(b) under the Securities Act.

           We have, as legal counsel, reviewed the above-referenced post-effective amendment, and, pursuant to paragraph (b)(4) under Rule 485 of the Securities Act, represent that this post-effective amendment does not contain disclosures which would render it ineligible to become effective pursuant to paragraph (b) of Rule 485.

           We hereby consent to this opinion accompanying the post-effective amendment number 26 to the Fund's registration statement as filed with the Securities and Exchange Commission.


                                                  Very truly yours,

                                                  /S/ THOMPSON COBURN LLP
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